UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):     February 3, 2011; February
                                                      --------------------------
                                                      1, 2011
                                                      -------

                             HIGH PLAINS GAS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


Nevada                                  333-125068               26-3633813
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


                 3100 Southern Drive, Gillette, Wyoming  82718
                 ---------------------------------------------
          (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (307) 686-5030


                          Northern Explorations, Ltd.
                          ---------------------------
         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  DEPARTURE OF CERTAIN OFFICERS OR DIRECTORS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On January 24, 2011, the Board of Directors of High Plains Gas, Inc. (the "Company") amended the Company's bylaws to provide for a five member board of directors, and appointed Gary Davis, Cordell Fonnesbeck and Alan R. Smith as directors.

GARY DAVIS is the President and Founder of Kahuna Ventures LLC, formed in 1999, a natural gas processing, treating and project-consulting firm, and has well over 32 years in the natural gas space. Kahuna Ventures currently has 40 employees, including 20 engineers and 7 field construction managers or inspectors. Previous to founding Kahuna, Gary worked at Western Gas Resources, Inc. for over 14 years. His tenure included holding such positions as Corporate Controller, Sr. Vice President of Engineering & Production, Environmental and Safety, Vice President of Southern Region and Vice President of Engineering & Environmental. During his time with Western Gas, he assisted in growing a 50-employee company into a major independent mid-stream corporation with over
950 employees and a gross income in excess of $1 billion.   He has extensive
experience in all project functions including due diligence, site and right of way acquisition, legal, environmental and permitting, safety and operations. He has a B.S. degree from the Colorado School of Mines (CSM) in Chemical and Petroleum Refining Engineering.

CORDELL FONNESBECK - is the owner and founder of his own public accounting firm, Cordell Fonnesbeck, CPA, P.C. since 1991 and has been a member of the American Institute of Certified Public Accountants (AICPA) since 1974. Mr. Fonnesbeck resides in Casper, Wyoming and has been a Certified Public Accountant with over 39 years of public accounting experience. Mr. Fonnesbeck established his Casper, Wyoming CPA firm in 1991 and prior to that was in partnership with three other CPAs. Mr. Fonnesbeck's practice consists mainly of assisting small to medium size businesses and individuals throughout Wyoming and the Intermountain West in the areas of tax compliance, tax planning and accounting services.
This practice includes several energy and related industry clients in the Powder River Basin area of WyomingFrom 2005 - 2009, he was the accountant for High Plains Gas, LLC, which was the predecessor to High Plains Gas, Inc. Mr. Fonnesbeck serves on the Board of Directors for a Private Charitable Foundation
located in Casper.   Mr. Fonnesbeck received his bachelor of science degree in
business and accounting from Utah State University in 1972.

ALAN R. SMITH is an exploration consultant and geological advisor for Current Energy. Mr. Smith is also currently serving as a Geological Consultant to two Japanese companies. Mr. Smith began his career in the energy industry in 1966 and has been an exploration geologist, geological consultant, exploration manager, division manager, business development manager (international), and V.P. of international development for such companies as Amoco Production Co., Mountain Fuel Supply Co. (Questar), Lear Petroleum, Davis Oil Co., Inexco Oil Co., and Pennzoil Exploration and Development Co., in both domestic and international capacities. From 1998 to 2003 he was Vice President, International Business Development, for EEX Corporation, where he oversaw the evaluation of exploration and production projects in Asia and Australasia. He has developed and managed many relationships with government oil companies in Indonesia, Brunei and New Zealand. He holds a Bachelor of Science (1966) and Master of Science (1968) in Geology from Brigham Young University and is a Certified Petroleum Geologist with the American Association of Petroleum Geologists and is a Registered Professional Geologist in the State of Wyoming.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HIGH PLAINS GAS, INC.

Date: February 1, 2011                By:     s\Mark D. Hettinger
                                              ---------------------------
                                      Name:   Mark D. Hettinger
                                      Title:  CEO and Director, Principal
                                              Executive Officer

Date: February 1, 2011                By:     s\Joe Hettinger
                                              ---------------------------
                                      Name:   Joe Hettinger
                                      Title:  CFO and Director, Principal
                                              Financial Officer

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